UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015

FCA US LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-54282 (Commission File Number)	27-0187394 (IRS Employer Identification No.)

1000 Chrysler Drive, Auburn Hills, Michigan (Address of principal executive offices)	48326 (Zip Code)

Registrant’s telephone number, including area code: (248) 512-2950

Former name or former address, if changed since last report:

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 29, 2015, Fiat Chrysler Automobiles N.V. (“FCA”) announced the appointment of Jon Nelson as Group Chief Accounting Officer and FCA US LLC (“FCA US”) announced the appointment of Bonnie Van Etten as NAFTA Chief Accounting Officer, including responsibility for FCA US LLC’s financial reports to be filed with the U.S. Securities and Exchange Commission (the “SEC”). Ms. Van Etten will assume this role from Alessandro Gili, who has been appointed as Chief Financial Officer of FCA’s 90% owned subsidiary, Ferrari S.p.A. Mr. Gili will maintain responsibility as Chief Accounting Officer with respect to the 2014 FCA US financial statements through the filing of the Company’s annual report on Form 10-K with the SEC, expected to occur in early March 2015. Effective February 2, 2015, Ms. Van Etten will assume responsibility for FCA US’s financial reporting related to 2015.

Ms. Van Etten most recently was responsible for the Group’s and NAFTA Technical, Special and Research Accounting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2015

FCA US LLC
(Registrant)

/s/ Richard K. Palmer
Richard K. Palmer
Senior Vice President and
Chief Financial Officer